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Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350

In connection with the Annual Report on Form 10-K of TCP Capital Corp. (the “Company”) for the year ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Howard M. Levkowitz, as Chief Executive Officer of the Company, and Paul L. Davis, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 29, 2016

/s/ Howard M. Levkowitz
Howard M. Levkowitz Chief Executive Officer (Principal Executive Officer)

Dated: February 29, 2016

/s/ Paul L. Davis
Paul L. Davis Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to TCP Capital Corp. and will be retained by TCP Capital Corp. and furnished to the Securities and Exchange Commission or its staff upon request.